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                                                               EXHIBIT 99-B.8.52

                             FIRST AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT

         THIS FIRST AMENDMENT TO THE FUND PARTICIPATION AGREEMENT (the "First Amendment") is made and entered into as of the 1st day of October, 2000, by and between AETNA LIFE INSURANCE AND ANNUITY COMPANY (the "Company") a Connecticut corporation, on its own behalf and on behalf of its Separate Account F, ARIEL FUND (formerly Ariel Growth Fund) (the "Fund") and ARIEL DISTRIBUTORS, INC. (the "Distributor").

                                   WITNESSETH:

         WHEREAS, the Company, the Fund and the Distributor are parties to a Fund Participation Agreement, dated April 1, 1998 (the "Agreement");

         WHEREAS, the Company, the Fund and the Distributor now desire to modify the Agreement to (1) reflect that the offering of Fund shares to Section 457 plans by the Company pursuant to this Agreement would require the written consent of the Fund or the Distributor PRIOR to any such offering; and (2) include on Schedule A the following separate accounts of the Company:

                  Variable Annuity Account B
                  Variable Annuity Account C,
                  Separate Account D

         NOW THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, the parties agree as follows:

1. The Company agrees that it and its agents shall not offer Fund shares to Section 457 plans pursuant to this Agreement without the PRIOR written consent of the Fund or the Distributor;

2. Schedule A of the Agreement is hereby deleted and replaced with Schedule A attached hereto and dated as of October 1, 2000;

3. The Agreement, as supplemented by this First Amendment, is ratified and confirmed; and

4. This First Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.

AETNA LIFE INSURANCE AND ANNUITY
COMPANY                                    ARIEL FUND


By:     /s/  Laurie M. Tillinghast         By:    /s/  Merrillyn J. Kosier
      ---------------------------------         --------------------------------
        Laurie M. Tillinghast                     Merrillyn Kosier
Title:   Vice President                    Title:  Senior Vice President
        -------------------------------           ------------------------------


ARIEL DISTRIBUTORS, INC.


By:     /s/  Merrillyn J. Kosier
      ---------------------------------
        Merrillyn Kosier

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Title:   Senior Vice President
        ---------------------------------

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                                   SCHEDULE A


                           Variable Annuity Account B

                           Variable Annuity Account C

                               Separate Account D


Date of Amendment:  As of October 1, 2000

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